Consent of Independent Accountants




We hereby consent to the references to us in this registration Statement on Form N-1A under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements" of Standish, Ayer & Wood Master Portfolio:
Standish Select Value Portfolio and Standish Small Cap Growth Portfolio.





PricewaterhouseCoopers LLP


Boston, Massachusetts
November 29, 2002
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                       Consent of Independent Accountants




We hereby consent to the references to us in this Registration Statement on Form N-1A under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements" of Standish, Ayer & Wood Investment Trust:
Standish International Equity Fund, Standish International Small Cap Fund, Standish Select Value Fund, Standish Small Capitalization Equity Fund, Standish Small Cap Value Fund and Standish Small Cap Growth Fund.





PricewaterhouseCoopers LLP


Boston, Massachusetts
November 29, 2002